Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal First Quarter 2024 Financial Results

Irvine, CA. January 4, 2024 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal first quarter ended November 30, 2023.

Fiscal First Quarter 2024 Highlights

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Total sales were $51.5 million, compared to $39.3 million in the first quarter of 2023;
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Comparable restaurant sales increased 3.8% for the first quarter of 2024 as compared to the first quarter of 2023;
➣
Operating loss was $2.8 million, compared to operating loss of $2.2 million in the first quarter of 2023;
➣
Net loss was $2.0 million, or $(0.18) per diluted share, compared to net loss of $2.1 million, or $(0.21) per diluted share, in the first quarter of 2023;
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Restaurant-level operating profit* was $10.1 million, or 19.5% of sales;
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Adjusted EBITDA* was $1.8 million; and
➣
Four new restaurants opened during the fiscal first quarter of 2024.

* Restaurant-level operating profit and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “Fiscal 2024 is off to an exceptionally strong start, with meaningful improvements in restaurant-level operating profit margin and Adjusted EBITDA, as well as six new units opened to date with another seven under construction. Our goals for this fiscal year remain the same as last year: maintain excellent operations, continue to rapidly grow the number of our restaurants, and leverage our G&A against our increasingly large restaurant base. I’m pleased to say that we are already making excellent progress on all three fronts.”

Review of Fiscal First Quarter 2024 Financial Results

Total sales were $51.5 million compared to $39.3 million in the first quarter of 2023. Comparable restaurant sales increased 3.8% for the first quarter of 2024 as compared to the first quarter of 2023.

Food and beverage costs as a percentage of sales were 29.8% compared to 31.6% in the first quarter of 2023. The decrease is primarily due to increases in menu prices, partially offset by food cost inflation.

Labor and related costs as a percentage of sales remained consistent at 31.6% in the first quarter of 2024 as compared to 31.9% in the first quarter of 2023.

Occupancy and related expenses were $3.9 million compared to $2.9 million in the first quarter of 2023. The increase is primarily due to twelve new restaurants opening since the first quarter of 2023.

Other costs as a percentage of sales increased to 14.7% compared to 13.5% in the first quarter of 2023. The increase was primarily driven by general inflationary pressures on advertising and promotion, repairs and maintenance, utilities and travel expenses associated with new restaurant openings.

General and administrative expenses were $8.6 million compared to $6.6 million in the first quarter of 2023. This increase was primarily due to compensation-related costs, professional fees and travel costs. As a percentage of sales, general and administrative expenses remained consistent at 16.7% in the first quarter of 2024 as compared to 16.9% in the first quarter of 2023.

Operating loss was $2.8 million compared to operating loss of $2.2 million in the first quarter of 2023.

Income tax expense was $38 thousand compared to income tax expense of $10 thousand in the first quarter of 2023.

Net loss was $2.0 million, or $(0.18) per diluted share, compared to net loss of $2.1 million, or $(0.21) per diluted share, in the first quarter of 2023.

Restaurant-level operating profit* was $10.1 million, or 19.5% of sales, compared to $7.2 million, or 18.2% of sales, in the first quarter of 2023.

Adjusted EBITDA* was $1.8 million compared to $0.6 million in the first quarter of 2023.

Restaurant Development

During the fiscal first quarter of 2024, the Company opened four new restaurants in Pittsburgh, Pennsylvania; Flushing, New York; Tampa, Florida; and Naperville; Illinois.

Subsequent to November 30, 2023, the Company opened two new restaurants in Kansas City, Missouri and Skokie, Illinois.

Fiscal Year 2024 Outlook

For the full fiscal year of 2024, the Company reiterates and updates the following annual guidance:

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Total sales between $239 million and $244 million;
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General and administrative expenses as a percentage of sales to be approximately 14.5%; and
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12 to 14 new restaurants, with average net capital expenditures per unit of approximately $2.5 million.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13742850. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

ICR Conference Participation

Kura Sushi will host a fireside chat as part of the 26th Annual ICR Conference in Orlando, Florida on January 9, 2024. The Company will also be meeting with institutional investors during the conference. Kura Sushi’s discussion will begin at 9:30 AM ET and will be webcast live from www.kurasushi.com under the investor relations section.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 56 locations across 16 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 500 restaurants and 40 years of brand history. For more information, please visit www.kurasushi.com.

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Key Financial Definitions

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as litigation accrual that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening. For restaurants that were temporarily closed for consecutive days, which primarily occur during renovations, the comparative period was also adjusted. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

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Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors, including rising interest rates, the possibility of a recession and instability in financial markets; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts; unaudited)

	Three months ended November 30,
	2023	2022
Sales	$51,475	$39,318
Restaurant operating costs:
Food and beverage costs	15,365	12,430
Labor and related costs	16,263	12,535
Occupancy and related expenses	3,908	2,885
Depreciation and amortization expenses	2,476	1,576
Other costs	7,591	5,321
Total restaurant operating costs	45,603	34,747
General and administrative expenses	8,609	6,642
Depreciation and amortization expenses	104	85
Total operating expenses	54,316	41,474
Operating loss	(2,841)	(2,156)
Other expense (income):
Interest expense	8	16
Interest income	(840)	(94)
Loss before income taxes	(2,009)	(2,078)
Income tax expense	38	10
Net loss	$(2,047)	$(2,088)
Net loss per Class A and Class B shares
Basic	$(0.18)	$(0.21)
Diluted	$(0.18)	$(0.21)
Weighted average Class A and Class B shares outstanding
Basic	11,150	9,789
Diluted	11,150	9,789

Other comprehensive income (loss):
Unrealized gain on short-term investments	$3	—
Comprehensive loss	$(2,044)	$(2,088)

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Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	November 30, 2023	August 31, 2023
Selected Balance Sheet Data:
Cash and cash equivalents	$64,161	$69,697
Total assets	$309,297	$304,659
Total liabilities	$145,556	$140,018
Total stockholders’ equity	$163,741	$164,641

	Three months ended November 30,
	2023	2022
Selected Operating Data:
Restaurants at the end of period	54	42
Comparable restaurant sales performance	3.8%	6.9%
EBITDA	$(261)	$(495)
Adjusted EBITDA	$1,767	$637
Adjusted EBITDA margin	3.4%	1.6%
Operating loss	$(2,841)	$(2,156)
Operating loss margin	(5.5)%	(5.5)%
Restaurant-level operating profit	$10,061	$7,160
Restaurant-level operating profit margin	19.5%	18.2%

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Kura Sushi USA, Inc.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three months ended November 30,
	2023	2022
Net loss	$(2,047)	$(2,088)
Interest income, net	(832)	(78)
Income tax expense	38	10
Depreciation and amortization expenses	2,580	1,661
EBITDA	(261)	(495)
Stock-based compensation expense(1)	1,006	650
Non-cash lease expense(2)	817	482
Litigation accrual(3)	205	—
Adjusted EBITDA	$1,767	$637

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Kura Sushi USA, Inc.

Reconciliation of Operating Loss to Restaurant-level Operating Profit

(in thousands; unaudited)

	Three months ended November 30,
	2023	2022
Operating loss	$(2,841)	$(2,156)
Depreciation and amortization expenses	2,580	1,661
Stock-based compensation expense(1)	1,006	650
Pre-opening costs(4)	749	437
Non-cash lease expense(2)	817	482
General and administrative expenses	8,609	6,642
Corporate-level stock-based compensation included in general and administrative expenses	(859)	(556)
Restaurant-level operating profit	$10,061	$7,160

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations and comprehensive income (loss).
(2)
Non-cash lease expense includes lease expense from the date of possession of restaurants that did not require cash outlay in the respective periods.
(3)
Litigation accrual includes an accrual related to a litigation claim.
(4)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of restaurants, and other related pre-opening costs.

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